Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 23, 2011 relating to the financial statements of A.P. Pharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form S-1.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
July 28, 2011